UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 27, 2016

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 27, 2016, Conner Mulvee tendered his resignation from the Board of Directors (the “Board”) of Paycom Software, Inc. (the “Company”), to be effective upon the Board’s acceptance of such resignation.

Appointment of Director

Effective June 30, 2016, the Board accepted Mr. Mulvee’s resignation and appointed Larry V. Parman to serve as a Class I director to fill the resulting vacancy. Mr. Parman will receive a prorated portion of the standard compensation package for the Company’s non-management directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2016. The Board has not yet determined whether Mr. Parman will serve on any committee(s).

Mr. Parman is President and Chief Executive Officer of Parman & Easterday, LLP, a law firm he founded in 1985. From November 2013 to January 2015, Mr. Parman served as Secretary of Commerce for the State of Oklahoma and Executive Director of the Oklahoma Commerce Department, and was the Oklahoma Secretary of State from March 2013 to November 2013. Mr. Parman served on the board of managers of CompSource Oklahoma from 1999 to 2002 and August 2011 to March 2013. Mr. Parman is currently a member of the boards of directors of the Oklahoma State Chamber of Commerce and the Oklahoma Council of Public Affairs. Mr. Parman earned his bachelor’s degree in business and public administration from the University of Missouri-Columbia and his Juris Doctorate from the University of Missouri-Kansas City.

The Company issued a press release announcing Mr. Parman’s appointment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: June 30, 2016	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 30, 2016.